QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 13, 2001, relating to the consolidated statements of financial condition of HF Financial Corp. and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2001, which report appears in the fiscal 2001 annual report on Form 10-K of HF Financial Corp.

                      /s/ McGLADREY & PULLEN, LLP

Sioux Falls, South Dakota
March 7, 2002

QuickLinks

INDEPENDENT AUDITOR'S CONSENT